Exhibit 5.1

First Horizon

Corporation

Charles T. Tuggle, Jr.

Executive Vice President

General Counsel

April 27, 2022

First Horizon Corporation,

165 Madison Avenue,

Memphis, Tennessee 38103.

Ladies and Gentlemen:

I am an Executive Vice President and the General Counsel of First Horizon Corporation, a Tennessee corporation (the “Company”). In connection with the registration under the Securities Act of 1933 (the “Act”) of an indeterminate amount of senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”) and junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”), common stock, par value $0.625 per share (the “Common Stock”), and preferred stock, without par value (the “Preferred Stock”), of the Company, depositary shares representing interests in the Preferred Stock, purchase contracts and warrants of the Company and units comprised of the foregoing (the Debt Securities, the Common Stock, the Preferred Stock, the depositary shares, the purchase contracts, the warrants and the units are referred to collectively as the “Securities”), I (or counsel acting under my supervision) have examined such corporate records, certificates and other documents, including the resolutions of the Company’s board of directors (the “Board of Directors”) authorizing the issuance of the Securities (collectively, the “Resolutions”), and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is my opinion that:

(1) Debt Securities. When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, when the indentures relating to the Subordinated Debt Securities and the Junior Subordinated Debt Securities have been duly authorized, executed and delivered, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any purchase contracts or units that may be issued under the indentures relating to the Debt Securities.

(2) Common Stock. When the Registration Statement has become effective under the Act, when the terms of sale of the Common Stock have been duly established in conformity with the Company’s restated charter to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock authorized and not issued or reserved for issuance, and when the Common Stock has been duly issued and sold as contemplated by the Registration Statement for a price per share determined by the Board of Directors, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any Common Stock that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s restated charter to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock authorized and not issued or reserved for issuance, when appropriate articles of amendment with respect to the Preferred Stock have been duly filed with the Secretary of State of the State of Tennessee and when the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement for a price per share determined by the Board of Directors, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any Preferred Stock that may be represented by depositary shares or may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4) Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the Preferred Stock represented by the depositary shares has been duly delivered to the depositary and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(5) Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instrument or agreement under which of the purchase contracts are to be issued have been duly established and the governing document has been duly executed and delivered, when the terms of such purchase contracts and of their issuance and sale have been duly established in conformity with the governing document and when such purchase contracts have been duly executed, authenticated, issued and delivered in accordance with the governing document and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The purchase contracts covered by the opinion in this paragraph include any purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(6) Warrants. When the Registration Statement has become effective under the Act, when the terms of the warrant agreement under which the warrants are to be issued have been duly established and the warrant agreement has been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the warrant agreement and when such warrants have been duly executed, authenticated, issued and delivered in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(7) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreement under which the units are to be issued have been duly established and the unit agreement has been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the unit agreement and when such units have been duly executed, authenticated, issued and delivered in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

The foregoing opinion is limited to the laws of the State of Tennessee, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New York law, I have relied upon the opinion, dated the date hereof, of Sullivan & Cromwell LLP, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP.

I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible. I have assumed that the indenture relating to the Senior Debt Securities has been duly authorized, executed and delivered by the trustee thereunder, and that all other indentures and other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto. I have further assumed that the issuance or delivery by the Company of any securities (other than the Securities) or of any other property upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. I have further assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time. Finally, I have assumed that the signatures on all documents examined by me (or counsel acting under my supervision) are genuine.

This letter is furnished by me, solely in my capacity as Executive Vice President and General Counsel of the Company. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Charles T. Tuggle, Jr.

Charles T. Tuggle, Jr.